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                                                                      EXHIBIT 21


                               Cabot Corporation

                            Significant Subsidiaries

                            As of September 30, 1994



                                                   Jurisdiction of
Name                                                Incorporation
- ----                                               ---------------
Cabot Carbon Limited                               England
Cabot G.B. Limited                                 England
Cabot B.V.                                         Netherlands
Cabot Brasil Industria e Comercio Limitada         Brazil
Cabot International Capital Corporation            Delaware
Cabot Safety Corporation                           Delaware
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